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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13, OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 21, 1998
                               (AUGUST 25, 1998)




                           AREA BANCSHARES CORPORATION
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             (Exact name of registrant as specified in its charter)


      Kentucky                   0-26032                   61-0902343
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(State or other           (Commission File Number)        (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)



      230 Frederica Street, Owensboro, KY                         42301
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(Address of principal executive office)                         (Zip code)


Registrant's telephone number, including area code: (502) 926-3232
                                                    --------------


                                 Not Applicable
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(Former name or former address, if changed since last report)
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Item 5.  Other Events

         On August 25, 1998, Area Bancshares Corporation ("Area") and Peoples Bancorp of Winchester, Inc. ("Peoples") signed a definitive agreement that provides for the combination of Peoples and Area.

         Area will exchange 17.33 shares of its common stock for each share of Peoples common stock. Based on Area's closing price of $29.50 per share on August 21, 1998, and Peoples total outstanding shares, the transaction would be valued at approximately $38,500,000 and the exchange value of Peoples stock would be $511.24 per share. The total purchase price would be 2.80 times Peoples June 30, 1998, book value. The combination, which will be accounted for as a pooling of interests, is expected to be consummated during the first quarter of 1999, pending Peoples shareholder approval, regulatory approval and other customary conditions of closing.

         A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits


         C.  Exhibits

                  Exhibit No.             Description
                  -----------             -----------
                       99.1           Press release dated August 25, 1998





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Area Bancshares Corporation



DATE: September 21, 1998                By: /s/ Jack H. Brown
                                            ---------------------
                                            Jack H. Brown
                                            Senior Vice President &
                                            Chief Financial Officer






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                              INDEX TO EXHIBITS



  Exhibit Number             Exhibit Description
  --------------             -------------------
  [S]                 [C]
       99.1           Press release dated August 25, 1998







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